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                                                                   EXHIBIT 19(b)


                                POWER OF ATTORNEY

         John B. Rapp, whose signature appears below, hereby constitutes and appoints the President, Secretary, and Assistant Secretary of The Parkstone Group of Funds, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURE                       TITLE                              DATE
---------                       -----                              ----
/s/ John B. Rapp            Trustee and                      February 17, 1997
------------------          Chairman of the Board
John B. Rapp



Sworn to and subscribed before me this 17th day of February, 1997.


/s/ Marabeth L. Maupin
----------------------
Notary Public

Kalamazoo County,  Michigan

My Commission Expires:  5/26/98